Exhibit 10.1

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is dated as of  June 24, 2014, and is by and among Medifirst Solutions, Inc., a Nevada corporation (“Medifirst”); Medical Lasers Manufacturer Inc, a Florida corporation (“MLM”) and Ronald Rubin, D.M.D. (“Rubin”)

R E C I T A L S

WHEREAS, MLM has developed the Time Machine Laser Program that is intended to provide non-invasive restorative skin care treatments.

WHEREAS,  Rubin is the holder of 1,500 shares of the common stock of MLM which comprise all of the issued and outstanding common stock of MLM (“MLM Shares”).

WHEREAS, Medifirst considers it in the best interest of its shareholders that MLM become a wholly-owned subsidiary.

WHEREAS, the respective Boards of Directors of Medifirst and of MLM have adopted resolutions approving Medifirst’s acquisition of the  MLM Shares in exchange for the issuance of common stock of Medifirst  , upon the terms and conditions hereinafter set forth in this Agreement (“Exchange”) and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations corresponding thereto, so that the Exchange shall qualify as a tax-free transaction under the Code.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

I.             THE EXCHANGE

1.01            Exchange.  Upon the terms and subject to the conditions of this Agreement, Medifirst  will sell, convey, assign and transfer  to  Rubin 100,000 shares of Medifirst common stock (“Medifirst Shares”) and as consideration therefore, Rubin will  sell, convey, assign and transfer  the  MLM Shares to Medifirst..  As a result of the Exchange, MLM will become a subsidiary of Medifirst.  For U.S. federal income tax purposes, it is intended that the Exchange shall qualify as a tax-free transaction under Section 368(a)(1)(B) and/or Section 351 of the Code.

1.02.           Closing.  Subject to the satisfaction or waiver of all of the conditions set forth in Sections 5.01 and 5.02, the Closing of the Exchange (“Closing”) shall take place on or  before   June 27, 2014 at the corporate offices of Medifirst or at such other date and/or such other place as the parties may designate.  Such date is referred to herein as the “Closing Date.”

1.03.           Deliveries.  At the Closing, the following shall occur:

   (a)           Medifirst shall issue the Medifirst Shares to  Rubin and deliver or cause to be delivered a stock certificate for said shares to  Rubin.

   (b)           Rubin shall  deliver or cause to be delivered to Medifirst the MLM Shares and such other documents as Medifirst may reasonably request in connection with the transactions contemplated hereby.

II.            REPRESENTATIONS AND WARRANTIES OF MEDIFIRST

Medifirst represents and warrants to MLM and Rubin, as follows as of the date of this Agreement and as of the Closing:

2.01.           Organization; Corporate Matters.

   (a)           Medifirst is a company duly organized, validly existing and in good standing under the laws of the State of Nevada. Medifirst has the corporate power and authority to carry on its business as presently conducted; and is licensed or qualified to do business in all jurisdictions in which the character of its properties or nature of its business requires it to be so licensed or qualified, other than such jurisdictions where the failure to be so qualified would not have a material adverse effect on its financial condition, results of operations or business.

   (b)           The copies of the corporate documents of Medifirst, which have been made available to MLM prior to the Closing, are complete and correct copies as amended and in effect on the date hereof.

2.02.           Capitalization. The authorized capital stock of Medifirst consists of  200,000 ,000 shares of Common Stock, par value $0.0001 per share of which 17,881,750 are issued and outstanding and 1,000,000 shares of Preferred Stock, par value $0.0001 per share, none of which are issued and outstanding.  All of the issued and outstanding shares of Medifirst common stock are duly authorized, validly issued, fully paid and nonassessable.

2.03.           Authority.  Medifirst has full power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Medifirst, and no other corporate proceedings on the part Medifirst are necessary to authorize this Agreement and the transactions contemplated hereby in accordance with the terms hereof.  This Agreement has been duly and validly executed and delivered by Medifirst and constitutes a valid and binding agreement.

2.04.           Litigation.  To the best knowledge of Medifirst, (a) Medifirst is subject to any judgment, order, decree or stipulation of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, and (b) there is no litigation, proceeding or investigation pending or threatened against Medifirst or any of its subsidiaries affecting any of its respective properties or assets, or against any officer, director or shareholder of Medifirst, that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of Medifirst or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

III.           REPRESENTATIONS AND WARRANTIES OF MLM AND RUBIN

MLM represents and warrants to Medifirst, as follows as of the date of this Agreement and as of the Closing:

3.01.           Organization; Corporate Matters.

(a)          MLM is a  corporation duly organized, validly existing and in good standing under the laws of the State of Florida. MLM has the corporate power and authority to carry on its business as presently conducted; and is licensed or qualified to do business in all jurisdictions in which the character of its properties or nature of its business requires it to be so licensed or qualified, other than such jurisdictions where the failure to be so qualified would not have a material adverse effect on its financial condition, results of operations or business.

(b)          The copies of the corporate documents of MLM, which have been made available to Medifirst prior to the Closing, are complete and correct copies as amended and in effect on the date hereof.

3.02.           Capitalization. The authorized capital stock of MLM consists of 1,500 shares of Common Stock, par value $.01 per share of which 1,500 are issued and outstanding. All of the issued and outstanding shares of  common stock are duly authorized, validly issued, fully paid and nonassessable.

3.03.           Authority.  MLM has full power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of MLM, and no other corporate proceedings on the part MLM are necessary to authorize this Agreement and the transactions contemplated hereby in accordance with the terms hereof.  This Agreement has been duly and validly executed and delivered by MLM and constitutes a valid and binding agreement.

3.04            Title to Assets; Encumbrances. MLM owns good and marketable title to its assets, free and clear of any  liens and encumbrances.

3.05            Intellectual Property Assets.

(a)    The term “ Intellectual Property Assets” means all intellectual property owned or licenses by MLM in which MLM has a proprietary interest, including:

(i)          MLM’s name, all assumed fictional names, business names, trade names, registered and unregistered trademarks, service marks and  applications (“Marks”).

(ii)         All patents, patent applications and inventions that may be patentable (“Patents”).

(iii)        All know-how, trade secrets, confidential or proprietary information, software, technical information, data, process technology (“Trade Secrets”).

(b)    The Intellectual Property Assets are all those necessary for the operation the business of MLM as it is currently conducted. MLM is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all liens and encumbrances.

3.06.           Litigation.  To the best knowledge of MLM, (a) MLM is subject to any judgment, order, decree or stipulation of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, and (b) there is no litigation, proceeding or investigation pending or threatened against MLM or any of its subsidiaries affecting any of its respective properties or assets, or against any officer, director or shareholder of MLM, that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of MLM or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant heret

3.07           Title to Rubin Shares. Rubin holds good and marketable title to the MLM Shares free and clear of all liens and encumbrances and such shares are fully paid and nonassessable.

3.08.           Restricted Securities. Rubin acknowledges that the  Medifirst Shares will not be registered pursuant to the Securities Act of 1933, as amended (“Securities Act”), or any applicable state securities laws, that the Company Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the  Medifisrt Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, Rubin is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.09.           Legend. Rubin acknowledges that the certificate(s) representing the  MLM Shares shall each prominently set forth a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT  PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR  PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

IV.           COVENANTS AND AGREEMENTS OF THE PARTIES EFFECTIVE PRIOR TO CLOSING

4.01.           Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, Medifirst and MLM, respectively, shall (a) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (b) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of the other

V.            CONDITIONS TO CLOSING

5.01.           Conditions to Obligations of MLM and Rubin.  The obligations of MLM and Rubin, respectively, under this Agreement shall be subject to each of the following conditions:

(a)              Medifirst shall have delivered or caused to be delivered the  Medifirst Shares listed in Sections 1.03(a).

(b)             The representations and warranties of Medifirst contained herein shall be true in all material respects at the Closing with the same effect as though made at such time, except for those representations and warranties made as of a particular date which shall be true and correct as of such date. Medifirst shall have performed in all material respects all of their respective obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)              No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

(d)             All statutory requirements for the valid consummation by Medifirst of the transactions contemplated by this Agreement shall have been fulfilled.  All authorizations, consents and approvals of, filings with and notices to any governmental body, court, agency, official or authority and other persons required to be obtained in order to permit consummation by Medifirst of the transactions contemplated by this Agreement shall have been obtained.

(e)              There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have a material adverse effect on Medifirst.

5.02.           Conditions to Obligations of Medifirst.  The obligations of Medifirst under this Agreement shall be subject to the following conditions:

(a)             Rubin shall have delivered or caused to be delivered the  MLM Shares listed in Section 1.03(b).

(b)             The representations and warranties of  MLM and Rubin contained herein shall be true in all material respects at the Closing with the same effect as though made at such time, except for those representations and warranties made as of a particular date which shall be true and correct as of such date.  MLM  and Rubin shall have performed in all material respects all of their respective obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them  at or prior to the Closing.

(c)              No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

(d)             All statutory requirements for the valid consummation by MLM and Rubin of the transactions contemplated by this Agreement shall have been fulfilled.  All authorizations, consents and approvals of, filings with and notices to any governmental body, court, agency, official or authority and other persons required to be obtained in order to permit consummation by MLM of the transactions contemplated by this Agreement shall have been obtained.

(e)              There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have a material adverse effect on MLM.

VI.	TERMINATION

6.01.           Termination.  This Agreement may be terminated at any time prior to the Closing Date as follows:

(a)             by mutual consent of  the parties hereto;

(b)             by   any party hereto if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable; or

(c)             by  any party hereto if the Exchange shall not have been consummated before June 27, 2014.

6.02.           Effect of Termination.  In the event of proper termination of this Agreementas provided in Section 6.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.03.           Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby and shall remain in full force and effect after the Closing Date.

VII.	MISCELLANEOUS

7.01.           Tax Treatment.  The Exchange contemplated hereby is intended to qualify as a so-called “tax-free” reorganization and/or incorporation under the provisions of Section 368(a)(1)(B) and or Section 351 of the Code.  The parties hereto  acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; that neither has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney’s opinion or private letter ruling has been obtained with respect to the treatment of such transactions or the effects thereof under the Code.

7.02            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested),or by email or other means of electronic delivery to the party to whom the same is so delivered, sent or mailed at addresses set forth below:

If to Medifirst  :                    Bruce Schoengood
45 E. Main Street
Freehold NJ, NJ 07728
Email: bruce@medifirsrsolutions.com

If to MLM or Rubin:            Ronald Rubin, D.M.D.
Medical Lasers Manufacturer Inc.
801 Meadows Road.
Boca Raton Florida, FL 33486

Email: omsboca@gmail.com

7.03.           Entire Agreement; Amendments.  This Agreement and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

7.04.           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.05.           Governing Law; Venue.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey without regard to its conflict of laws doctrines.  Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the State of New Jersey and each party hereby waives any right to object to the convenience of such venue.

7.06.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

7.07.           Separate Counsel.  Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

7.08.           Expenses.  At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

7.09.           Publicity.  Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, neither Medifirst nor MLM shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

           IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as the date first above written.

MEDICAL LASERS MANUFACTURER INC.		MEDIFIRST SOLUTIONS, INC.

By:	/s/ Ronald Rubin, D.M.D.	By:	/s/ Bruce Schoengood
Name:	Ronald Rubin, D.M.D.	Name	Bruce Schoengood
Title:	President	Title:	President

RUBIN

/s/ Ronald Rubin D.M.D.
Ronald Rubin, D.M.D.